EXHIBIT (n)
  CONSENT OF KPMG L.L.P.




                         Consent of Independent Auditors




The Board of Directors and Shareholders
Boulder Total Return Fund, Inc.:


We consent to the use of our report, dated December 31, 2002, incorporated by reference with the financial statements of Boulder Total Return Fund, Inc. as of and for the year ended November 30, 2002 and to the references to our firm under the headings, "FINANCIAL HIGHLIGHTS" and "OTHER SERVICE PROVIDERS - INDEPENDENT AUDITORS" in the Prospectus and "FINANCIAL STATEMENTS -INDEPENDENT AUDITORS" in the Statement of Additional Information.


                                                     KPMG, LLP


Boston, Massachusetts
June 4, 2003